UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on August 19, 2014, Adamis Pharmaceuticals Corporation (the “Company”) entered into a purchase agreement (the “2014 Agreement”) and a registration rights agreement, pursuant to which it issued 1,418,439 shares of Series A Convertible Preferred Stock and warrants (the “2014 Warrants”) to purchase up to 1,418,439 shares of Common Stock. The exercise price of the 2014 Warrants was $3.40 per share. The purchasers included a small number of institutional investors.

Also as previously reported, on July 11, 2016, the Company entered into a purchase agreement (the “2016 Purchase Agreement”) and a registration rights agreement, with a small number of institutional and sophisticated investors pursuant to which it issued 1,724,137 shares of Series A-2 Convertible Preferred Stock and warrants (“2016 Warrants”) to purchase up to 1,724,137 shares of Common Stock or Series A-2 Preferred. The exercise price of the 2016 Warrants was $2.90 per share.

On August 18, 2017, the Company and certain holders of the 2014 Warrants and 2016 Warrants (the “Holders”) agreed to reduce the exercise price of the 2014 Warrants held by such Holders from $3.40 to $3.20 per share, and the exercise price of the 2016 Warrants held by such Holders from $2.90 to $2.70 per share (collectively, the “Reduced Exercise Price” and all such warrants referred to as the “Reprice Warrants”) in consideration for the exercise in full of the remaining 2014 Warrants and 2016 Warrants held by such Holders to acquire shares of Common Stock. The Company entered into a warrant repricing letter agreement (the “Exercise Agreement”) with each of the Holders of the Reprice Warrants (the “Exercising Holders”), which Exercising Holders own, in the aggregate, 2014 Warrants to purchase a total of 880,672 shares and 2016 Warrants to purchase a total of 1,154,976 shares. Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that the Exercising Holders would exercise their 2014 Warrants and 2016 Warrants with respect to all of the shares of Common Stock underlying such 2014 Warrants and 2016 Warrants for the Reduced Exercise Price. If the exercise of the Reprice Warrants would cause the Holder to exceed the 4.99% or 9.99% beneficial ownership limitations (“Beneficial Ownership Limitation”) (as defined in the 2014 Warrants and 2016 Warrants), then the Company will only issue such number of shares to the Holder as instructed by the Holder and as would not cause such Holder to exceed the maximum number of shares permitted under the Beneficial Ownership Limitation, with the balance of shares to be held in abeyance until the balance may be issued in compliance with such limitations.

The Company expects to receive aggregate gross proceeds of approximately $5,936,000 from the exercise of the 2014 Warrants and 2016 Warrants by the Exercising Holders. After the full exercise of the 2014 Warrants and 2016 Warrants by the Exercising Holders, no 2014 Warrants will be outstanding, and 2016 Warrants to purchase approximately 192,414 shares will remain outstanding.

The description of terms and conditions of the Exercise Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exercise Agreement, which is attached hereto as Exhibit 10.1.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Warrant Repricing Letter Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: August 21, 2017	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer